T. Rowe Price Realty Income Fund II
 America's Sales-Commission Free Real Estate Limited Partnership
Consolidated Real Estate and Accumulated Depreciation

December 31, 1996

 Dollars in Thousands (000's)

  Description                   Type           Encumbrance

Properties Held for Real
  Estate Investment

Atlantic                        Industrial             $0
  Gwinnett Co., Georgia

Coronado                        Industrial             0
  Anaheim, California

Oakbrook Corners                Business Park          0
  Gwinnett Co., Georgia

Baseline                        Business Park          0
  Tempe, Arizona

Business Plaza                  Office                 0
  Ft. Lauderdale, Florida

Tierrasanta                     Business Park          0
  San Diego, California
                                                    _________

Totals                                              $  0

Properties Held for Sale

AMCC                            R & D/Office      $ 0
  San Diego, California

Bonnie Lane                     Industrial             0
  Elk Grove, Illinois

Glenn Avenue                    Industrial             0
  Wheeling, Illinois

South Point                     Retail                 0
  Tempe, Arizona
                                                    __________

Totals                                              $   0

                                Initial Cost
                                                                           Costs
                                                                      Capitalized
                                  Land            Buildings and   Subsequent to  Description
                         Improvements   Acquisition (7)

Properties Held for Real
  Estate Investment

Atlantic                        $   820       $ 4,181            $   469
  Gwinnett Co., Georgia

Coronado                          2,034       2,051           341
  Anaheim, California

Oakbrook Corners (1)       1,885         7,362               (4,149)
  Gwinnett Co., Georgia

Baseline (1)                      2,095      5,306                (3,517)
  Tempe, Arizona

Business Plaza                    2,000       6,260               (1,070)
  Ft. Lauderdale, Florida

Tierrasanta (1)                   1,350      2,407               (2,030)
  San Diego, California
                                _______       _______              _________

Totals                          $10,184       $27,567             $(9,956)

Properties Held for Sale

AMCC (1)                        $ 2,727      $ 8,557             $  (760)
  San Diego, California

Bonnie Lane                         755      2,957               561
  Elk Grove, Illinois

Glenn Avenue                        565      1,920               442
  Wheeling, Illinois

South Point (1)                   1,275      2,331                (1,187)
  Tempe, Arizona
                                _______       _______                 ________

Totals                              $ 5,322       $15,765              $ (944)

                              Gross Amounts at which Carried at
                                        Close of Period

                                         Buildings and
  Description                   Land    Improvements     Total (2)

Properties Held for Real
  Estate Investment

Atlantic                        $   820   $ 4,650 $ 5,470
  Gwinnett Co., Georgia

Coronado                          2,034     2,392   4,426
  Anaheim, California

Oakbrook Corners                  1,687     3,411   5,098
  Gwinnett Co., Georgia

Baseline                          1,653   2,231           3,884
  Tempe, Arizona

Business Plaza                    1,473     5,717         7,190
  Ft. Lauderdale, Florida

Tierrasanta                         776       951         1,727
  San Diego, California
                                _______   _______       ________

Totals                          $ 8,443   $19,352   $27,795

Properties Held for Sale

AMCC                            $ 2,727   $ 7,797   $10,524
  San Diego, California

Bonnie Lane                         755     3,518        4,273
  Elk Grove, Illinois

Glenn Avenue                        565     2,362        2,927
  Wheeling, Illinois

South Point                         539     1,880        2,419
  Tempe, Arizona
                                _______   _______      _______

Totals                          $ 4,586   $15,557       $20,143

                                   Accumulated          Date of       Date
  Description              Depreciation (3,4) Construction  Acquired

Properties Held for Real
  Estate Investment

Atlantic                        $ 2,054        1974       10/86
  Gwinnett Co., Georgia

Coronado                          1,019        1975       11/86
  Anaheim, California

Oakbrook Corners (1)                  0        1984       11/86
  Gwinnett Co., Georgia

Baseline (1)                          0 1984   12/86
  Tempe, Arizona

Business Plaza                    3,552        1984       12/86
  Ft. Lauderdale, Florida

Tierrasanta (1)                       0        1984       04/88
  San Diego, California
                                _______

Totals                          $ 6,625

Properties Held for Sale

AMCC (1)                        $ 2,752        1987       09/87
  San Diego, California

Bonnie Lane                         957        1981       11/87
  Elk Grove, Illinois

Glenn Avenue                        670        1980       11/87
  Wheeling, Illinois

South Point (1)                     904        1987       04/88
  Tempe, Arizona
                                _______

Totals                          $ 5,283

                                             Life on which
                                             Depreciation
                                              in Latest
                                             Statement of
                                             Operations is
  Description                                  Computed

Properties Held for Real Estate Investment

Atlanta                                      5 - 40 years
  Gwinnett Co., Georgia

Coronado                                     5 - 40 years
  Anaheim, California

Oakbrook Corners                             5 - 40 years
  Gwinnett Co., Georgia

Baseline                                     5 - 40 years
  Tempe, Arizona

Business Plaza                               5 - 40 years
  Ft. Lauderdale, Florida

Tierrasanta                                  5 - 40 years
  San Diego, California


Properties Held for Sale

AMCC                                         5 - 40 years
   San Diego, California

Bonnie Lane                                  5 - 40 years
  Elk Grove, Illinois

Glenn Avenue
  Wheeling,  Illinois                        5 - 40 years

South Point                                  5 - 40 years
       Tempe, Arizona

Notes:(1)The Partnership recorded provisions for value impairments for these properties in 1996 and closed the related accumulated depreciation against the historical cost in setting a new carrying amount for these properties. For those properties held for sale, a valuation allowance was recorded.

(2)  Reconciliation of real estate owned for Real Estate Property
Investments, excluding properties held for sale, which are shown net of accumulated depreciation in the financial statements:

                                        1996       1995    1994

Balance at beginning of period $59,714   $75,631     $76,074
Additions during period          1,065            962         805
Property dispositions during
  period                                 ( 1,985)      (5,170)         --
Reductions during period (4)   (27,719)       (8,176)          --
Decline of property values(5)  ( 3,280)       (3,533)    ( 1,248)
                                     ________ ________     ________

Balance at end of period       $27,795   $59,714     $75,631

(3)  Reconciliation of accumulated depreciation for Real Estate
Property Investments:
                                              1996          1995      1994

Balance at beginning of period   $18,049 $20,038     $17,059
Depreciation and amortization     1,781    2,362       2,979
   expense
Property dispositions during
  period                             (342)         (1,667)         --
Reductions during period (4)     (12,863)     (2,684)         --
                                         ________ ________    ________

Balance at end of period        $ 6,625      $18,049     $20,038

(4) Reductions during 1996 reflect the write-off of accumulated depreciation against the cost basis for properties with value impairments recorded in 1996 ($7,580) and transfers from real estate held for investment reflecting the change in classification to properties held for sale ($20,143 cost and $5,283 accumulated depreciation).

(5) 1996 amount excludes a recovery of $112,000 prior to the sale of Regal Row in 1996. At December 31, 1995, this property was held for sale.

(6) Aggregate cost of real estate owned at December 31, 1996 for Federal income tax purposes was approximately $63,253.

(7)  Includes the effect of recording property valuation allowances
and impairments.